UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)

(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, SITEL Worldwide Corporation (the “Company”) entered into stock purchase agreements (the “Stock Purchase Agreements”) with each of Dagoberto Quintana and Patrick Tolbert. Pursuant to the Stock Purchase Agreements, Messrs. Quintana and Tolbert purchased 1,000,000 and 296,359 shares of the Company's Class A Common Stock, respectively, for a purchase price of $0.175 per share. Copies of each of the Stock Purchase Agreements are attached as Exhibits 10.1 and 10.2 to this current Report on Form 8-K. The descriptions of the material terms of the Stock Purchase Agreements are qualified in their entirety by reference to such Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated as of December 31, 2012, between SITEL Worldwide Corporation and Dagoberto Quintana.
10.2	Stock Purchase Agreement, dated as of December 31, 2012, between SITEL Worldwide Corporation and Patrick Tolbert.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: /s/ David Beckman Name: David Beckman Title: Chief Legal Officer and Secretary

Date:	January 4, 2013

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated as of December 31, 2012, between SITEL Worldwide Corporation and Dagoberto Quintana.
10.2	Stock Purchase Agreement, dated as of December 31, 2012, between SITEL Worldwide Corporation and Patrick Tolbert.

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